FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT to the Employment Agreement by and
between SCHERING-PLOUGH CORPORATION, a New Jersey corporation
(the "Company") and RICHARD J. KOGAN (the "Employee") dated as of September 26, 1989 (the "Employment Agreement"), made and
entered into as of this 28th day of  June    , 1994;

WHEREAS, the Company and the Employee wish to amend the Employment Agreement as set forth below;

NOW, THEREFORE, IN CONSIDERATION of the mutual promises, covenants and agreements set forth below, it is hereby agreed as follows:

1. In order to correct a typographical error in the Employment Agreement, clause (A) of subparagraph (j)(i) of
Section 3 is amended to read in its entirety as follows:

(A) is two percent (2%) of the Employee's "final average earnings" (the average of his Annual Base Salary over the highest sixty (60) consecutive months in his last one hundred twenty (120) months of employment with the Company plus the average of his last five (5) annual awards from the Cash Bonus Plans) times his years of service with the Company up to twenty (20) years plus

one percent (1%) of the same "final average earnings" times his years of service with the Company in excess of twenty (20) years;

2.  The last paragraph of subparagraph (j)(i) of Section 3
(i.e., the provision following the end of clause (BB) thereof) is amended to read in its entirety as follows:

For all purposes in this Agreement, "service" shall include any period of time during which compensation is being paid or provided to the Employee pursuant to Section 5 of this Agreement or for services rendered to the Company as an employee whether pursuant to this Agreement or otherwise. In addition, for all purposes in this Agreement, the provisions of subparagraph (a)(iv) of Section 5 shall be taken into account, if applicable. Except as provided for in this Agreement, the provisions of the Company's qualified retirement plan applicable to the Employee shall apply to the pension supplement provided hereunder. If payable, the Normal Supplement or the Early Retirement Supplement, as the case may be, shall commence to be paid upon the date of the Employee's retirement or deemed retirement. The Normal Supplement or the Early Retirement Supplement, as the case may be, shall be com-puted on a straight life annuity basis, with an option to the Employee to receive the actuarial equivalent of such supplement under a joint and survivor's annuity; provided, however, that in the event the Employee retires or is deemed to retire from the employ of the Company on or after he reaches or is deemed to reach age sixty-two (62), (x) the Employee shall be entitled to receive the Normal Supplement on a straight life annuity basis and (y) after the Employee's death (other than a death while employed by the Company), his wife shall be entitled to receive annually for the duration of her life an amount equal to the excess of (i) 45% of "final average earnings", as defined hereinabove, over (ii) the amount payable to her set forth in (D) above. In the event of the Employee's death while employed or deemed employed by the Company, the Employee's wife shall be entitled to receive for the duration of her life benefits under the SRP in an amount equal to 50% of the Normal Supplement which the Employee would have received if the Employee had retired on the date of his death (but without the reduction provided by (AA) above). If the Employee's benefits under the Company's qualified retirement plan are to continue after his death for the benefit of his spouse or a designated beneficiary, then he shall have the right at any time to change the recipient of any survivorship benefit payable under the SRP; provided, how-ever, that any such change, if made after the applicable deadline set forth in the qualified retirement plan, shall not affect the amount of the benefit payable under the SRP as originally calculated or the term for which such benefit is payable, also as originally calculated.

3. Subparagraph (ii) of Section 3(j) is amended to read in its entirety as follows:

Executive Death Benefits.  A program (coordinated with the
Company's regular death benefit program for executives) which includes the following death benefits:

(A)Executive life insurance no less favorable than that available under the Company's executive life insurance program in effect as of May 1, 1993;

(B)non-contributory, pre-retirement accidental death and dismemberment insurance of Twenty-five Thousand Dollars
($25,000); and

(C)pre-retirement coverage under a 24-hour accidental death and dismemberment program, on a non-contributory basis, in an amount equal to three times the Annual Base Salary.

4.Paragraph (a) of Section 5 is amended by deleting the period at the end of subparagraph (iii) thereof, inserting the word
"and" at the end of said subparagraph (iii), and adding a new subparagraph (iv) reading in its entirety as follows:

    (i)for purposes of computation and payment of benefits under the SRP provided by subparagraph (j)(i) of Section 3 above, the Employee shall be deemed (A) to continue to be employed by the Company and to accrue years of service from the Date of Termination through the third anniversary thereof,
(B) to retire on such third anniversary, and (C) to have attained age 62 on such third anniversary (if he is then younger than 62 years).

5.In order to correct a typographical error in the Employment
Agreement, the two references in Section 5(g) to "Section
5(d)" are changed to "Section 4(d)."

6.Except as provided above, the Employment Agreement shall continue in effect without alteration as in effect on the date hereof.

IN WITNESS WHEREOF, the Employee and, pursuant to due authorization from its Board of Directors, the Company have caused this Agreement to be executed as of the day and year first above written.

                         /s/ Richard J. Kogan
                             Richard J. Kogan


                          SCHERING-PLOUGH CORPORATION


                         /s/ Robert P. Luciano
                             Robert P. Luciano
                             Chairman of the Board and Chief
                             Executive Officer